Exhibit 99.1

KCAP FINANCIAL, INC. ANNOUNCES EXPECTED NAME CHANGE TO PORTMAN RIDGE FINANCE
CORPORATION IN CONNECTION WITH EXTERNALIZATION TRANSACTION CLOSING

NEW YORK, NEW YORK – March 28, 2019, KCAP Financial, Inc. (NASDAQ:KCAP) (“KCAP” or the “Company”) today announced plans to change its corporate name to “Portman Ridge Finance Corporation”, effective as of the closing of the externalization transaction (the “Externalization Transaction”) with BC Partners Advisors, L.P. (“BCP”), an affiliate of BC Partners LLP (“BC Partners”). The Company continues to expect the Externalization Transaction to close on April 1, 2019, as previously announced.

As previously announced, the preliminary record date and the preliminary payment date for the $25 million, or approximately $0.67 per share, stockholder cash payment (the “Stockholder Payment”) from an affiliate of BCP to the Company’s stockholders are as of the close of business on March 29, 2019 (the “Preliminary Record Date”) and April 1, 2019 (the “Preliminary Payment Date”), respectively. The Preliminary Record Date and the Preliminary Payment Date are contingent on the closing of the Externalization Transaction, as described in the Company’s definitive proxy statement on Schedule 14A that was filed with the SEC on January 15, 2019 (the “Proxy Statement”), including the satisfaction of certain closing conditions, and are subject to change. As noted in the Proxy Statement, BCP will make the Stockholder Payment on the day of the closing of the Externalization Transaction (the “Final Payment Date”) to the holders of record of the Company’s common stock (other than the Company or subsidiaries of the Company or BCP).

About KCAP Financial, Inc.

KCAP Financial, Inc. is a publicly traded, internally managed business development company (“BDC”). The Company's middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies.

As previously announced, the Company has entered into a stock purchase and transaction agreement (the “Externalization Agreement”) with BCP, an affiliate of BC Partners, pursuant to which the Company’s management function would be externalized. At the special meeting of stockholders held on February 19, 2019, the Company’s stockholders approved entrance into an investment advisory agreement between the Company and Sierra Crest Investment Management LLC (the “Adviser”), an affiliate of BC Partners. If the transactions contemplated by the Externalization Agreement are completed and closing conditions are satisfied or appropriately waived, upon closing of the externalization transaction, the Company will commence operations as an externally managed BDC managed by the Adviser and be renamed “Portman Ridge Finance Corporation”.

For further information please contact Ted Gilpin, Chief Financial Officer, at (212) 455-8300 or gilpin@kcapinc.com.

About BC Partners Advisors L.P. and BC Partners Credit

BC Partner LLP (“BC Partners”) is a leading international investment firm with over $24 billion of assets under management in private equity, private credit and real estate strategies. Established in 1986, BC Partners has played an active role in developing the European buyout market for three decades. Today, BC Partners executives operate across markets as an integrated team through the firm's offices in North America and Europe. Since inception, BC Partners has completed 108 private equity investments in companies with a total enterprise value of €135 billion and is currently investing its tenth private equity fund. For more information, please visit www.bcpartners.com.

BC Partners Credit was launched in February 2017 and has pursued a strategy focused on identifying attractive credit opportunities in any market environment and across sectors, leveraging the deal sourcing and infrastructure made available from BC Partners.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements, including statements regarding the externalization transaction. All statements, other than historical facts, including but not limited to statements regarding the expected timing of the closing of the externalization transaction; the ability of the parties to complete the externalization transaction considering the various closing conditions; the expected benefits of the externalization transaction; the competitive ability and position of the Company following completion of the externalization transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the externalization transaction may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the externalization transaction, may require conditions, limitations or restrictions in connection with such approvals; (2) the risk that the externalization transaction contemplated by the stock purchase and transaction agreement may not be completed in the time frame expected by parties, or at all; (3) unexpected costs, charges or expenses resulting from the externalization transaction; (4) uncertainty of the expected financial performance of the Company following completion of the externalization transaction; (5) failure to realize the anticipated benefits of the externalization transaction, including as a result of delay in completing the externalization transaction; (6) the ability of the Company and/or BC Partners to implement its business strategy; (7) the occurrence of any event that could give rise to termination of the agreement; (8) the risk that stockholder litigation in connection with the externalization transaction may affect the timing or occurrence of the contemplated externalization transaction or result in significant costs of defense, indemnification and liability; (9) evolving legal, regulatory and tax regimes; and (10) changes in general economic and/or industry specific conditions. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Contact

Ted Gilpin

Chief Financial Officer

(212) 455-8300

gilpin@kcapinc.com

KCAP-G

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